EXHIBIT 10.1




                                LOAN AGREEMENT

                                     AMONG


                   THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                                  as Lender,



                          READING & BATES CORPORATION
                                                  as Guarantor,

                                      and

                      READING & BATES OFFSHORE, LIMITED,
                                                  as Borrower


                           Dated as of May 25, 1995

                               TABLE OF CONTENTS


                               R E C I T A L S :
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                  DEFINITIONS
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                   ARTICLE I
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                   The Loan
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        Section 1.01  Amount  . . . . . . . . . . . . . . . . . . . . .
        Section 1.02  Revolving Loan Availability Period  . . . . . . .
        Section 1.03  Term Loan Period  . . . . . . . . . . . . . . . .
        Section 1.04  Interest  . . . . . . . . . . . . . . . . . . . .
        Section 1.05  Payments  . . . . . . . . . . . . . . . . . . . .
        Section 1.06  Prepayment  . . . . . . . . . . . . . . . . . . .
        Section 1.07  Security  . . . . . . . . . . . . . . . . . . . .
        Section 1.08  Facility Fee  . . . . . . . . . . . . . . . . . .
        Section 1.09  Revolving Loan Fee  . . . . . . . . . . . . . . .

                                  ARTICLE II
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                             Conditions Precedent
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        Section 2.01  Conditions Precedent to First Advance . . . . . .
        Section 2.02  Conditions Precedent to Subsequent Advances . . .
        Section 2.03  Waiver of Conditions Precedent  . . . . . . . . .

                                  ARTICLE III
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                  Representations, Warranties and Covenants
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        Section 3.01  Representations of the Borrower . . . . . . . . .
        Section 3.02  Covenants of the Borrower . . . . . . . . . . . .
        Section 3.03  Covenants of the Guarantor  . . . . . . . . . . .

                                  ARTICLE IV
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                               Events of Default
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                   ARTICLE V
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                 Miscellaneous
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
        Section 5.01  Notices . . . . . . . . . . . . . . . . . . . . .
        Section 5.02  No Waiver . . . . . . . . . . . . . . . . . . . .
        Section 5.03  Applicable Law and Jurisdiction . . . . . . . . .
        Section 5.04  Severability  . . . . . . . . . . . . . . . . . .
        Section 5.05  Amendment . . . . . . . . . . . . . . . . . . . .
        Section 5.06  Assignment and Participation  . . . . . . . . . .
        Section 5.07  Costs, Expenses and Taxes . . . . . . . . . . . .
        Section 5.08  Counterparts  . . . . . . . . . . . . . . . . . .
        Section 5.09  Section Headings  . . . . . . . . . . . . . . . .
        Section 5.10  Merger  . . . . . . . . . . . . . . . . . . . . .

  Exhibit A   -     Secured Promissory Note

  Exhibit B   -     Guaranty

  Exhibit C   -     Notice of Drawing



     THIS LOAN AGREEMENT dated as of May 25, 1995 among READING & BATES OFFSHORE, LIMITED, an Oklahoma corporation (the "Borrower"), READING & BATES CORPORATION, a Delaware corporation, as Guarantor (the "Guarantor") and THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (the "Lender"). Capitalized terms used herein and not otherwise defined herein are used with the meanings given to them in the Definitions Section of this Agreement.

                             R E C I T A L S :

     The Borrower is the owner of the United States flag drilling rig, F.G. McCLINTOCK, Official No. 562059 (the "McCLINTOCK") and is the prospective owner of the United States flag drilling rig GEORGE H. GALLOWAY, Official No. 651646 (the "GALLOWAY"; each a "Vessel and collectively, the "Vessels").

     The GALLOWAY is presently owned by Shawmut Bank Connecticut, National Association, as Owner Trustee, is bareboat chartered to Reading & Bates Drilling Co., an affiliate of the Borrower, and the Borrower intends to complete its purchase of the GALLOWAY within sixty (60) days of the Closing Date.

     The Borrower has requested a loan from the Lender in a principal amount of up to Twenty Five Million United States Dollars (USD 25,000,000) (as more specifically described in Section 1.01 hereof, the "Loan") in order to provide working capital and for other corporate purposes for the Borrower and its affiliates upon the terms and conditions contained herein and in the Note.

     The Loan shall be evidenced by a secured promissory note made by the Borrower to the Lender (the "Note") substantially in form and substance of Exhibit A annexed hereto and made a part hereof.

     In order to secure its obligations hereunder and under the Note, the Borrower has agreed (a) to grant to the Lender a first preferred fleet mortgage on the Vessels and a first priority security interest on its rights to receive moneys on account of the operation thereof pursuant to the Mortgage, the Earnings Assignment and the Insurance Assignment; and (b) to obtain the agreement of the Guarantor to issue the Guaranty in favor of the Lender guaranteeing Borrower's obligations hereunder and under the Note, the Mortgage, the Earnings Assignment and the Insurance Assignment.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                DEFINITIONS

     The following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined.

     "Agreement", "this Agreement", "herein", "hereunder" or other like words mean this Loan Agreement as originally executed or as modified, amended or supplemented from time to time pursuant to the provisions hereof.

     "Advance"  means a  loan by  the Lender  to the  Borrower  pursuant to
Section 1.01 of this Agreement.

     "Assignments"  mean   the  Earnings   Assignment  and   the  Insurance
Assignment.

     "Borrower" means Reading & Bates Offshore, Limited and its successors and permitted assigns.

     "Business Day" means a day other than a Saturday or a Sunday or a day on which commercial banks are authorized to be closed in the State of New York or the State of Texas.

     "Cash Flow Coverage Ratio" means the sum of the Guarantor's consolidated net income, before interest expense, income taxes, depreciation, amortization and Lease Expense, in the prior four quarters; divided by the sum of interest expense and Lease
Expense.

     "Closing Date" means any Business Day on or prior to June 15, 1995 which shall be the day on which the first Advance is made as designated by the Borrower in its Notice of Drawing.

     "Dollars" or "USD" means lawful currency of the United States of America.

     "Earnings Assignment" means the General Assignment of Earnings dated the Closing Date granted by the Borrower in favor of the Lender, in form and substance satisfactory to the Lender, as the same may be modified, amended or supplemented from time to time.

     "Event of Default" has the meaning set forth in Article IV of this Agreement.

     "Excluded Income Taxes" has the meaning set forth in Section 1.05(a) of this Agreement.

     "Fair Market Value" has the meaning set forth in Section 1.06(a)(iii).

     "Governmental Agencies" means any government or any state, department or other political subdivision thereof or governmental body, agency, authority, department or commission having jurisdiction over the Borrower or its properties (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by the foregoing.

     "Guarantor" means Reading & Bates Corporation and its successors and permitted assigns.

     "Guaranty" means the Guaranty dated the Closing Date given by the Guarantor in favor of the Lender, substantially in the form of Exhibit B attached hereto and made a part hereof, as the same may be modified, amended and supplemented from time to time.

     "Hazardous Substances" means petroleum and used oil, or any other pollutant or contaminant, hazardous, dangerous or toxic waste, substance or material as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq. (hereinafter called "CERCLA"); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et seq. (hereinafter called "RCRA"); the Toxic Substances Control Act, as amended, 15 U.S.C. Sec. 2601, et seq. (hereinafter called "TSCA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq. (hereinafter called "HMTA"); the Oil Pollution Act of 1990, Pub.L. No. 101-380, 104 Stat. 484 (1990)
(hereinafter called "OPA"); or any other statute, law, ordinance, code or regulation of any Governmental Agency relating to or imposing liability or standards of conduct concerning the use, production, generation, treatment, storage, recycling, handling, transportation, release, threatened release or disposal of any hazardous, dangerous or toxic waste, substance or material, currently in effect or at any time hereafter adopted.

     "Insurance Assignment" means the Assignment of Insurance dated the Closing Date granted by the Borrower in favor of the Lender, in form and substance satisfactory to the Lender, as the same may be modified, amended or supplemented from time to time.

     "Interest Rate" has the meaning set forth in Section 1.04(b) of this Agreement.

     "Lease Expense" means the expense associated with leases by any direct or indirect subsidiary of the Guarantor, which leases qualify as operating leases in accordance with generally accepted accounting principles in effect from time to time in the United States.

     "LIBOR Rate" means with respect to any Interest Period, the one-month rate of interest per annum at which deposits in U.S. dollars are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time), as reported by the Telerate System page 3750 (or such other page as may replace such page 3750 on such system for the purpose of reporting London Interbank Offered Rates of major banks) under the heading for British Bankers Association Interest Settlement Rates in the column designated "USD" (U.S. Dollar) two (2) Business Days before the first day of an Interest Period.

     "Loan" has the meaning set forth in Section 1.01 of this Agreement.

     "Loan Documents" means the Note, the Mortgage, the Guaranty, the Earnings Assignment and the Insurance Assignment.

     "Maturity Date" means November 25, 1999.

     "Long Term Debt" means all long term obligations of the Guarantor on a consolidated basis, excluding the current portion of long term debt and the obligations of any direct or indirect subsidiary of the Guarantor (other than the Borrower) that is non-recourse to the Guarantor, Reading & Bates Drilling Co. or the Borrower, all according to generally accepted accounting principles in effect from time to time in the United States of America.

     "Mortgage" means the United States first preferred fleet mortgage dated the Closing Date granted by the Borrower in favor of the Lender, in form and substance satisfactory to the Lender, as the same may be modified, amended or supplemented from time to time, and any substantially similar instrument which may be executed, delivered and recorded in substitution therefor.

     "Note" has the meaning set forth in paragraph 4 of the Recitals of this Agreement.

     "Notice of Drawing" means the notice of drawing given by the Borrower pursuant to Section 1.02 substantially in the form of Exhibit C attached hereto.

     "Payment Date" has the meaning set forth in Section 1.04(a) of this Agreement.

     "Prepayment Premium" has the meaning set forth in Section 1.06(b) of this Agreement.

     "Responsible Officer" means, as to the Borrower and the Guarantor, either of such corporation's chief executive officer, chief financial officer or any other officer having principal responsibility for the financial affairs of such company.

     "Revolving  Loan  Availability   Period"  means  the  period  of  time
beginning on the Closing Date and ending on December 29, 1995.

     "Taxes" has the meaning set forth in Section 1.05(a) of this Agreement.

     "Term Loan Period" means the period of time beginning on the date eighteen (18) months after the Closing Date and ending on the Maturity Date.

     "Term Loan Conversion Date" means the date eighteen (18) months after the Closing Date.

     "Total Assets" means the value of all of the assets of the Guarantor on a consolidated basis using book value except that the Vessels shall be included in such valuation at their Fair Market Values as determined pursuant to Section 1.06(a)(iii) of this Agreement.

     "Total Loss" has the meaning set forth in Section 1.06(a) of this Agreement.

     "Vessel Value" has the meaning set forth in Section 1.06(a)(ii).


                                 ARTICLE I

                                  The Loan

     Section 1.01  Amount.   Subject to the terms and conditions of Section
2.01 of this Agreement, the Lender agrees to make Advances to the Borrower in an aggregate principal amount equal to the lesser of (1) 50% of the Vessel Value determined in accordance with Section 1.06(a)(ii) and as substantiated by the appraisal to be delivered to the Lender pursuant to
Section 2.01(p) hereof and (2) USD 25,000,000 (the "Loan").

     Section 1.02 Revolving Loan Availability Period. (a) During the Revolving Loan Availability Period, the Lender agrees to make Advances to the Borrower from time to time on any Business Day in the aggregate not to exceed the amount of the Loan available to the Borrower referred to in
Section 1.01 hereof. All Advances shall be used by the Borrower for working capital and other general corporate purposes. Each Advance shall be in an integral multiple of One Million United States Dollars (USD 1,000,000) and no more than one Advance shall be made by the Lender during any thirty (30) calendar days. Within the limits referred to above, the Borrower may borrow, prepay and reborrow under this Section 1.02(a).

     (b) From and after the Closing Date until the Term Loan Conversion Date, the Borrower shall maintain an average daily outstanding principal amount of the Loan of no less than USD 10,000,000 and, subject to the acquisition of the GALLOWAY by the Borrower and its addition to the lien of the Mortgage, there shall be no less than USD 25,000,000 outstanding principal amount of the Loan from December 29, 1995 until the Term Loan Conversion Date.

     (c) The Borrower shall make a request for an Advance by sending to the Lender a written Notice of Drawing not later than 11:00 a.m., New York Time, three (3) Business Days prior to the date such Advance is requested setting forth the date the Advance is required and the bank account or accounts to which the Advance is to be remitted. The first Notice of Drawing shall be received by the Lender no later than three (3) Business Days immediately preceding the Closing Date. All Notices of Drawing shall be irrevocable.

     Section 1.03 Term Loan Period. (a) On the Term Loan Conversion Date, all amounts outstanding under the Loan will be converted to a thirty-six (36) month term loan. During the Term Loan Period, the Lender shall make no further Advances to the Borrower hereunder.

     (b) In the event that the amount of the Loan outstanding on the Term Loan Conversion Date is less than USD 10,000,000, the Borrower shall pay to the Lender on the Term Loan Conversion Date a non-utilization fee equal to the difference between USD 10,000,000 and the amount of the Loan then outstanding, multiplied by two percent (2%).

     (c) The Borrower shall repay the principal amount of the Note in thirty-six (36) consecutive monthly installments, each such installment to be paid by the Borrower to the Lender on a Payment Date commencing November 25, 1996 and ending on the Maturity Date. The amount of principal to be repaid on each Payment Date shall be the amount necessary to amortize (over thirty-six equal monthly installments) sixty percent (60%) of the balance of the Loan outstanding on the Term Loan Conversion Date, provided, however, that such final installment shall include a balloon amount sufficient to discharge the accrued and unpaid interest, unpaid principal and unpaid premium, if any, in respect of the Note.

     (d) The Loan shall be evidenced by and repayable in accordance with the terms hereof and of the Note.

     Section 1.04  Interest.

     (a) The Borrower shall pay interest, in arrears, on the unpaid principal amount of the Note from the Closing Date until the principal amount of the Note is paid in full on the last Business Day of each calendar month, commencing June 30, 1995 to and including the Maturity Date (each such date a "Payment Date") at a rate of interest per annum (computed on the basis of a 365-day year and the actual number of days elapsed) equal to the Interest Rate, provided, however, that all interest accrued on the Loan and unpaid on the Maturity Date shall be paid on the Maturity Date.

     (b) The term "Interest Rate" shall mean, for an Interest Period (as hereinafter defined), an interest rate equal to the LIBOR Rate plus 2.5% per annum, subject to periodic adjustment as provided below. The LIBOR Rate shall become effective as of the date of the first Advance and the corresponding day of the calendar month next succeeding each such determination and shall continue in effect to, and including the corresponding date of the next succeeding calendar month. If at any time the Lender shall determine that by reason of circumstances affecting the London interbank market (i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate for the succeeding Interest Period or (ii) the making or continuance of the Loan at the LIBOR Rate has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market, the Lender shall notify the Borrower. As used in this Agreement, "Interest Period" shall mean each respective and successive one month calendar period commencing on the Closing Date or the last day of the immediately preceding Interest Period, as the case may be, provided, however, that (i) if any Interest Period includes a Payment Date, but does not end on such date, then the principal amount of the Loan required to be paid on such date shall have an Interest Period ending on such date and
(ii) no Interest Period shall commence on, or extend past, the Maturity Date of the Note.

     (c) Any amount of principal or any other amount due hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% above the Interest Rate.

     (d)    In no  event  shall  any  interest rate  provided  for in  this
Agreement or the Note exceed the maximum rate permitted by the then applicable law. It is the intention of the parties hereto to strictly comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Agreement, in the Note, or in any other Loan Document, in no event shall this Agreement, the Note, or the other Loan Documents be construed to charge, contract for or require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Agreement, the Note or the other Loan Documents, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this Section 1.04(d) shall govern and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to the Borrower, at the option of the Lender, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Note and the other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Borrower or otherwise by the Lender in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Lender to receive a greater simple interest per annum rate than is presently allowed, the Borrower agrees that, on the effective date of such amendment or preemption as the case may be, the lawful maximum hereunder shall be increased to the maximum simple interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

     Section 1.05  Payments.

     (a) The payment obligations of the Borrower under the Note and all other amounts payable under this Agreement to the Lender shall be paid, in immediately available funds, to the Lender at Chemical Bank, 640 Madison
Avenue, New York, New York 10021, ABA No. 021-000-128, for credit to the account of The CIT Group/Equipment Financing, Inc., Account No. 134-086460 (ref. Reading & Bates Offshore, Contract No. 08371), or at such other place as the Lender may designate, not more than one (1) Business Day prior to the due date therefor, not later than the close of business on the due date thereof, in lawful money of the United States. All payments shall be made
(i) without set-off, counterclaim or condition and (ii) free and clear of, and without deduction for or on account of, any present or future taxes, levies, duties, imposts, charges, fees, deductions or withholdings of any nature ("Taxes"), unless the Borrower is required by law or regulation to make payment subject to any Taxes. In the event that the Borrower is required by law or regulation to make any deduction or withholding on account of any Taxes from any payment due under this Agreement, then: (a) the Borrower shall notify the Lender promptly as soon as it becomes aware of such requirement and shall remit promptly the amount of such Taxes to the appropriate taxation authority, and in any event prior to the date on which penalties attach thereto; and (b) such payment shall be increased by such amount as may be necessary to ensure that the Lender receives a net amount, free and clear of all Taxes, equal to the full amount which the Lender would have received had such payment not been subject to such Taxes (other than Excluded Income Taxes as such term is defined below). Notwithstanding the foregoing, the Borrower shall not be liable for, or required to pay, any Taxes which are overall income or franchise taxes imposed at any time on the Lender in the United States of America or any state or local government or taxing authority in any state in which the Lender conducts business ("Excluded Income Taxes"). Each such payment or reimbursement by the Borrower shall be net of any credit or the value of any deduction received by the Lender thereon to the extent that the same can be determined by the Lender (as certified by the Lender to the Borrower, such certificate to be conclusive absent manifest error). The Borrower shall indemnify the Lender against any liability of the Lender in respect of such Taxes (but not Excluded Income Taxes) and shall supply copies of applicable tax receipts.

     (b) If any payment to be made by the Borrower shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

     (c) Each payment to be made on a Payment Date and all prepayments and other payments shall be applied first to the payment of accrued and unpaid interest on the Note, then to the payment of all other amounts due under this Agreement and the Loan Documents, and the balance shall be applied to the payment of principal due under the Note.

     (d) The Borrower shall indemnify the Lender on demand against all costs, expenses, liabilities and losses (including funding losses) sustained or incurred by the Lender as a result of or in connection with:
(a) the occurrence and/or continuance of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition might constitute an Event of Default); and/or (b) any judgment or order which relates to any sum due hereunder being expressed in a currency other than the currency expressed to be due hereunder and as a result of a variation in rates of exchange between the rate at which such amount is converted into such other currency for the purposes of such judgment or order and the rate prevailing on the date of actual payment of such amount pursuant thereto; and/or (c) any postponement of the Closing Date occurring because of one or more of the conditions precedent set forth in Section
2.01 shall not have been satisfied by the Borrower or the Guarantor or waived by the Lender; and/or (d) any payment of principal of or interest on the Note made on a date which is not a Payment Date. The above indemnities are separate and independent obligations of the Borrower and apply irrespective of any indulgence granted by the Lender.

     Section 1.06  Prepayment.

     (a)  Mandatory Prepayment.

     (i) Total Loss. If there shall have occurred a Total Loss as herein defined, on the earlier of (x) the date insurance proceeds are received or
(y) ninety (90) days after the date of occurrence of the Total Loss, the Borrower shall (A) prepay the outstanding principal balance under the Note in an amount equal to the outstanding principal amount of the Loan on the date of prepayment (without counting any amount being prepaid on such date), multiplied by a fraction, the numerator of which is Fair Market Value of the lost Vessel as most recently determined under Section 1.06(a)(iii) and the denominator of which is the Vessel Value as of such date (including the lost Vessel), and (B) pay accrued interest thereon to the date of such prepayment together with any other amount due hereunder or under any Loan Document. The Lender shall apply payments received pursuant to this Section 1.06(a)(i) in accordance with Section 1.05(c) hereof, provided, however, that the principal repayments shall be applied so that the remaining installments of principal, if any, are reduced on a pro rata basis, such reduction to be confirmed by the Lender in a certificate delivered to the Borrower, which certificate shall be conclusive absent manifest error. No Prepayment Premium shall be payable with respect to any Mandatory Prepayments made by the Borrower pursuant to this Section
1.06(a)(i). "Total Loss" means in respect of a Vessel (i) actual or constructive or compromised or arranged total loss of such Vessel; or (ii) requisition for title or other compulsory acquisition of such Vessel otherwise than by requisition for hire; or (iii) capture, seizure, arrest, detention or confiscation of such Vessel by any government or by persons acting or purporting to act on behalf of any government unless such Vessel is released from such capture, seizure, arrest, detention or confiscation within thirty days of the occurrence thereof. A Total Loss shall be deemed to have occurred (a) in the event of an actual total loss of a Vessel, on the date of such loss, (b) in the event of damage to a Vessel which results in a constructive or compromised or arranged total loss of such Vessel, on the date of the occurrence of the event giving rise to such
damage, or (c)   in the case  of any event  referred to in clauses  (ii) or
(iii) above, on the date of the occurrence of such event. In the event of any Total Loss or requisition of a Vessel, the Borrower shall give written or telegraphic notice to the Lender not later than ten (10) days after a Responsible Officer of the Borrower has actual knowledge of such occurrence.

      (ii) Vessel Value. On or before the Closing Date and again on or before the Term Loan Conversion Date, the Lender shall arrange to have the Fair Market Value of each of the Vessels determined at the Borrower's expense by an independent appraisal firm nominated by the Lender. Each such valuation shall be based on the Fair Market Value of each Vessel. The aggregate of the most recent valuations of each Vessel then wholly owned by the Borrower is hereinafter referred to as the "Vessel Value". If, on the Term Loan Conversion Date, the outstanding principal amount of the Loan shall exceed fifty percent (50%) of Vessel Value, then the Borrower shall either prepay within five days of Lender's demand the amount of the Loan necessary to restore the ratio referred to herein together with payment of accrued interest thereon or provide additional security for the Loan which shall be acceptable in the sole opinion of the Lender for these purposes. The Lender shall apply payments received under this
      Section 1.06(a)(ii) in accordance with Section 1.05(c) hereof, provided, however, that the principal repayments shall be applied so that the remaining installments of principal, if any, shall be reduced on a pro rata basis, such reduction to be confirmed by the Lender in a certificate delivered to the Borrower which certificate shall be conclusive absent manifest error.

      (iii) Fair Market Value. The "Fair Market Value" of any Vessel shall be the value determined by the independent appraisal firm chosen by the Lender in accordance with clause (ii) above on the basis of an arm's-length purchase by a willing buyer from a willing seller and without consideration of any drilling contract, charter party or other vessel employment contract. The appraisal firm's valuation shall be made without physical inspection, unless otherwise required by the Lender.

     (b) Voluntary Prepayment during Term Loan Period. (i) After the eighteenth (18th) Payment Date of the Term Loan Period, the Borrower may prepay in full or in part in amounts of not less than USD 1,000,000, its indebtedness under the Note on the next Payment Date after giving at least thirty (30) Business Days prior notice of such prepayment and payment to the Lender of accrued and unpaid interest under the Note and all other amounts due under this Agreement and the other Loan Documents including a premium in an amount equal to one percent (1%) of the principal amount prepaid (the "Prepayment Premium"). Any notice of prepayment hereunder shall be irrevocable.

     (ii)   The  Lender  shall  apply payments  received pursuant  to  this
Section 1.06(b) in accordance with Section 1.05(c) hereof, provided, however, that the principal repayments shall be applied so that the remaining installments of principal, if any, shall be reduced on a pro rata basis, such reduction to be confirmed by the Lender in a certificate delivered to the Borrower, which certificate shall be conclusive absent manifest error.

     (c) Voluntary Prepayment during Revolving Loan Availability Period. During the Revolving Loan Availability Period the Borrower may prepay amounts outstanding under the Loan on the following terms and conditions:
(i) the Borrower shall give the Lender at least three (3) Business Days' prior written notice of its intent to prepay the Loan and the amount of such prepayment; (ii) such repayments are made no more than once each calendar month; and (iii) each prepayment of the Loan shall be in a principal amount of at least USD 1,000,000. No Prepayment Premium shall be due for any prepayment under this Section 1.06(c).

     Section 1.07 Security. All amounts due hereunder and under the Note shall be secured by the following, each in form and substance satisfactory to the Lender (A) the Mortgage, (B) the Earnings Assignment, (C) the Insurance Assignment and (D) the Guaranty.

     Section 1.08 Facility Fee. The Borrower has paid to the Lender a non-refundable facility fee of USD 125,000.

     Section 1.09 Revolving Loan Fee. The Borrower shall pay to the Lender a revolving loan fee of one half of one percent (.50%) per annum on the unused portion of the Loan for the period from the Closing Date to the Term Loan Conversion Date, computed on the difference between USD 25,000,000 and the average daily outstanding balance of the Loan, payable quarterly in arrears on the last Business Day of each calendar quarter, beginning June 30, 1995.

                                 ARTICLE II

                            Conditions Precedent

     Section 2.01 Conditions Precedent to First Advance. The Lender's execution and delivery of this Agreement and the making of the first Advance is subject to the following conditions having been satisfied in the opinion of the Lender on or prior to the Closing Date:

     (a) Each of this Agreement and the other Loan Documents shall have been duly authorized and executed with original counterparts thereof delivered to the Lender.

     (b) The Lender shall have received copies of the charters or drilling contracts respecting the McCLINTOCK certified as to correctness by a Responsible Officer of the Borrower or the Guarantor.

     (c) The Borrower and the Guarantor shall have delivered to the Lender evidence of good standing, certificates of incumbency and duly certified resolutions of their respective Boards of Directors and all such other corporate documentation authorizing each of them to enter into the transactions contemplated by this Agreement and the other Loan Documents.

     (d) The Lender shall have received opinions from counsel to the Borrower and the Guarantor, as the case may be, and an opinion of its special counsel, Haight, Gardner, Poor & Havens, each in form and substance satisfactory to the Lender.

     (e) The representations and warranties contained in Article III of this Agreement and in each other Loan Document shall be true on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in
Article IV hereof and no event which, with the lapse of time or the notice and lapse of time specified in Article IV hereof, would become such an Event of Default, shall have occurred and be continuing or shall have occurred at the completion of the making of the Loan, and the Lender shall have received satisfactory certificates signed by a Responsible Officer of the Borrower and the Guarantor, as to all questions of fact involved in this condition.

     (f) The Lender shall have received interim financial statements dated as of the period ending on March 31, 1995 for the Guarantor prepared on a consolidated basis and in accordance with generally accepted United States accounting principles, certified by a Responsible Officer of the Guarantor, and the results set forth therein shall be consistent in all material respects with the forecasted trends otherwise provided by the Guarantor to the Lender.

     (g) There shall have been no material adverse change in the business, financial condition or operations of the Borrower or the Guarantor since December 31, 1994.

     (h) The Lender shall have received evidence that the person specified to act as agent for service of process for the Borrower, and the Guarantor pursuant to Section 5.03 has agreed to so act.

     (i) The Lender shall have received a certificate of the Guarantor signed by an officer in charge of environmental affairs and safety of the Guarantor as to compliance by each of the Borrower and the Guarantor with all environmental, safety and public health laws and regulations applicable to each of the Borrower and the Guarantor, without limitation of the foregoing, all other laws and regulations affecting or relating to the Vessels, the non-compliance with which would have a material adverse effect on the business, properties or condition (financial or otherwise) of any thereof.

     (j) The McCLINTOCK shall be duly registered in the name and ownership of the Borrower under the laws and flag of The United States of America.

     (k) The Borrower shall have provided evidence of insurance maintained by the Borrower on the McCLINTOCK, in form and substance satisfactory to the Lender, from insurance underwriters providing such coverage and conforming with the requirements of Section 1.18 of the Mortgage together with a broker's opinion meeting the requirement of Section 1.20 of the Mortgage.

     (l)  The  Lender shall have received evidence  dated no later than ten
(10) days prior to the Closing Date of the McCLINTOCK's classification, as A-1, self-elevating drilling unit, free of recommendations affecting class.

     (m) The Mortgage shall have been duly executed and delivered and shall constitute a first preferred ship mortgage lien on the McCLINTOCK under the laws of The United States of America and shall have been duly filed under those laws at the Vessel Documentation Office of the United States Coast Guard, Port of Houston, Texas.

     (n) Financing statements or other documents necessary to perfect the Lender's security interests under any of the Loan Documents in the United States, the jurisdiction of incorporation of any of the Borrower, the Guarantor or any other relevant jurisdiction shall have been filed.

     (o) The Lender shall have received a report appraising the Fair Market Value of the McCLINTOCK prepared by M.E.L. Valuations, Inc. in form and substance satisfactory to the Lender.

     (p) The McCLINTOCK shall not have been the subject of a Total Loss and shall not have sustained any material damage to its condition since the date of the inspection and survey reports therefor delivered to the Lender pursuant to Section 2.01(o), or materially decreased in value from the value attributed thereto as set forth in the appraisal report therefor delivered to the Lender pursuant to Section 2.01(o).

     (q) The Lender shall have received such other documents and instruments it may reasonably request, in each case in form and substance reasonably satisfactory to it.

     Section 2.02 Conditions Precedent to Subsequent Advances. The Lender's obligations to make any Advance subsequent to the first Advance in an amount greater than 50% of the Fair Market Value of the McCLINTOCK is subject to the following conditions having been satisfied in the opinion of the Lender on or prior to the date of each such Advance:

     (a) The GALLOWAY shall be duly registered in the name and ownership of the Borrower under the laws and flag of the United States of America.

     (b) The Borrower shall have provided evidence of insurance maintained by the Borrower on the GALLOWAY, in form and substance satisfactory to the Lender, from insurance underwriters providing such coverage and conforming with the requirements of Section 1.18 of the Mortgage together with a broker's opinion meeting the requirement of Section 1.20 of the Mortgage.

     (c)   The Lender  shall have  received evidence  as to  the GALLOWAY'S
classification,   as   A-1,   self-elevating   drilling   unit,   free   of
recommendations affecting class.

     (d) The Mortgage shall have been supplemented to add the GALLOWAY and, as so supplemented, the Mortgage shall constitute a first preferred ship mortgage lien on the GALLOWAY under the laws of the United States of America and shall have been duly filed under those laws at the Vessel Documentation Office of the United States Coast Guard, Port of Houston, Texas.

     (e) The Lender shall have received copies of the charters or drilling contracts respecting the GALLOWAY certified as to correctness by a Responsible Officer of the Borrower or the Guarantor.

     (f) The Lender shall have received a report appraising the Fair Market Value of the GALLOWAY prepared by M.E.L. Valuations, Inc. in form and substance satisfactory to the Lender.

     (g) The GALLOWAY shall not have been the subject of a Total Loss and shall not have sustained any material damage to its condition since the date of the inspection and survey reports therefor delivered to the Lender pursuant to Section 2.02(f), or materially decreased in value from the value attributed thereto as set forth in the appraisal report therefor delivered to the Lender pursuant to Section 2.02(f).

     Section 2.03 Waiver of Conditions Precedent. All of the conditions precedent contained in this Section 2 are for the sole benefit of the Lender and the Lender may waive any or all of them in its absolute discretion.

                                ARTICLE III

                 Representations, Warranties and Covenants

     Section  3.01    Representations  of  the  Borrower.     The  Borrower
represents and warrants that:

     (a) The Borrower is a corporation, duly organized and validly existing in good standing under the laws of the State of Oklahoma and has the requisite power and authority (i) to carry on its business as presently conducted, (ii) to enter into and perform its obligations under each Loan Document to which it is a party, (iii) to borrow moneys, and (iv) to mortgage the Vessels and give the security provided in the Loan Documents to which it is a party.

     (b) The execution, delivery and performance by the Borrower of each Loan Document to which it is a party, and any other instrument or agreement provided for by this Agreement to which the Borrower is a party, have been duly authorized by all necessary corporate action, do not require stockholder approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its articles of incorporation or by-laws, and will not violate any provision of law or of any order of any court or governmental agency or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Agreement) in the creation of any security interest, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound; this Agreement and each Loan Document to which it is a party has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding agreement or instrument, enforceable in accordance with the respective terms thereof. The enforceability of this Agreement, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors and to general equity principles.

     (c) There are no suits or proceedings pending or to its knowledge threatened against or affecting the Borrower which if adversely determined would have a material adverse effect upon its financial condition, operations or business.

     (d) The registered office of the Borrower is c/o The Prentice-Hall Corporation System Oklahoma, Inc., 115 S.W. 89th Street, Oklahoma City, Oklahoma 73139-8511. The principal place of business of the Borrower and the place where all records relating to the transactions contemplated hereby, including records relating to the chartering and operations of the Vessels are kept is 901 Threadneedle, Houston, Texas 77079.

     (e) Other than such as have been obtained, no license, consent or approval of any Governmental Agency or other regulatory authority is required for the execution, delivery and performance of this Agreement or any Loan Document or any instrument contemplated herein or therein. The Borrower is the holder of all certificates and authorizations of governmental authorities required by law to enable it to engage in the business transacted by it.

     (f) No part of the proceeds of the Loan will be used for any purpose that violates the provisions of any of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. The Borrower is not engaged in the business of extending credit to others for the purpose of purchasing or carrying margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. If requested by the Lender, the Borrower will furnish to the Lender in connection with the Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended). No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

     (g) The McCLINTOCK is and will be on the Closing Date and the GALLOWAY will be on the date it is acquired by the Borrower: (i) owned by the Borrower, free and clear of all liens, charges and rights of others except the Mortgage; (ii) duly documented under the laws and flag of The United States of America in the name of the Borrower; and (iii) in class without recommendations and in good condition, working order and repair.

     (h) The Borrower has filed or caused to be filed all tax returns required by any applicable jurisdiction which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due and except as to such taxes being contested in good faith by appropriate proceedings for which adequate reserves are being maintained. The Borrower has set up reserves to the extent believed by it to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

     (i) The Borrower has no subsidiaries. The Borrower is a wholly-owned indirect subsidiary of the Guarantor.

     (j) The Borrower has not incurred any indebtedness except such as generally incurred from time to time in the ordinary course of business and it has not incurred any inter-company debts to the Guarantor or any of its affiliates, except as disclosed in writing to the Lender and subordinated to the Loan.

      (k) (i) The Borrower has duly complied in all material respects with, and the Vessels and its other properties and operations are, or, in respect of the GALLOWAY, when acquired by the Borrower, will be in compliance in all material respects with, the provisions of all applicable environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder of all Governmental Agencies unless such compliance would violate the laws or regulations of the jurisdiction in which the Vessels are operating.

           (ii) As of the date of this Agreement, except as disclosed to the Lender in writing, the Borrower has received no notice from any Governmental Agency, and has no knowledge, of any fact(s) which constitute a violation of any applicable environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder of all Governmental Agencies, which relate to the use or ownership of the Vessels or other properties owned or operated by the Borrower.

           (iii) The Borrower has been issued all required permits, licenses, certificates and approvals of all Governmental Agencies relating to (a) air emissions, (b) discharges to surface water or ground water, (c) noise emissions, (d) solid or liquid waste disposal, (e) the use, generation, storage, transportation, treatment, recycling or disposal of Hazardous Substances or (f) other environmental, health or safety matters which are material and necessary for the ownership or operation of the Vessels or other properties owned or operated by the Borrower and such permits, licenses, certificates and approvals are in full force and effect on the date of this Agreement.

           (iv) Except as disclosed to the Lender in writing, to the best of the Borrower's knowledge, except in accordance with a valid governmental permit, license, certificate or approval, there has been no spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on the Vessels or other properties and operations owned or operated by the Borrower required to be reported to any Governmental Agency.

           (v) Except as disclosed to the Lender in writing, there has been no material complaint, compliance order, compliance schedule, notice letter, notice of citation or other similar notice from any applicable environmental agency which concerns the operations of the Vessels or other properties owned or operated by the Borrower.

     (l) All representations and warranties made by the Borrower herein or pursuant to any Loan Document to which it is a party or made in any certificate or written statement delivered pursuant hereto or thereto (i) do not contain any untrue statement of or omit to state a material fact necessary to make the statements contained herein or therein not misleading and (ii) shall survive the making of the Loan hereunder and the execution and delivery to the Lender of the Note and any other Loan Document to which it is a party.

     Section 3.02 Covenants of the Borrower. After the date of execution of this Agreement and until payment in full of the Note and performance by the Borrower and the Guarantor of their respective obligations under this Agreement and the Loan Documents, the Borrower agrees that it will:

     (a) promptly inform the Lender of any event which constitutes or will constitute, by giving of notice or lapse of time, or both, an Event of Default or adversely affect its ability to fully perform its obligations under this Agreement and the Loan Documents to which it is a party;

     (b) pay and discharge, or cause to be paid and discharged, any taxes, assessments and governmental charges or levies that may be imposed upon the Borrower or upon its income or profits or upon any of its properties prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, might become a lien or charge upon their respective properties; provided, however, that this provision shall not be deemed to require payment of any taxes, assessments, governmental charges, levies or claims while the Borrower contests the validity thereof by appropriate proceedings in good faith and so long as it shall have set aside on its books adequate reserves with respect thereto;

     (c)   preserve and maintain, or  cause to be preserved  or maintained,
(i) its existence in good standing in the jurisdictions where it is incorporated and in all jurisdictions where it is currently conducting business, and (ii) all its rights, privileges and franchises thereunder;

     (d) file or cause to be filed in such offices as shall be required or appropriate under any applicable Uniform Commercial Code of any State or any other statute of any other jurisdiction, and in such manner and form as the Lender may require or as may be reasonably necessary or appropriate under applicable law, any financing statement or statements or other instruments that may be reasonably necessary or desirable or that the Lender may request in order to create, perfect, preserve, continue, validate or satisfy the Lender's liens on and security interests and rights in collateral arising out of or related to this Agreement and any Loan Document;

     (e) promptly notify the Lender of any proposed change in location of its registered office or the office where its records are kept or any principal place of business located within the United States of America for purposes of effecting its obligations under Section 3.01(d) hereof;

     (f) promptly obtain and upon the reasonable request, deliver to the Lender all authorizations, approvals, consents and licenses and renewals thereof required under any applicable law or regulation with respect to this Agreement, the Loan Documents, and the Vessels and it shall comply with the terms of the same;

     (g) as soon as practicable after the date of execution of the Mortgage, (i) cause the Mortgage to be duly recorded under the laws and regulations of the United States of America at the Vessel Documentation Office of the United States Coast Guard, Port of Houston, Texas; and (ii) cause a certified copy of the Mortgage to be placed aboard the Vessels, together with the required Notice of Mortgage provided for therein;

     (h) promptly notify the Lender of any suit or proceedings brought against the Borrower or the Guarantor or, to the knowledge of the Borrower, threatened against or affecting either the Borrower or the Guarantor which, if adversely determined, would have a material adverse effect upon the financial condition, operations or business of the Borrower or the Guarantor;

     (i) upon the request of the Lender, give the Lender or any representative of the Lender access during normal business hours to, and permit the Lender or such representative to inspect, all properties belonging to the Borrower and permit such representative to examine, copy and make extracts from such books, records and documents in the possession of the Borrower, relating to the affairs of the Borrower, as such representative may reasonably request;

     (j) comply with and use its best efforts to cause its agents, contractors and sub-contractors (while such persons are acting within the scope of their contractual relationship with the Borrower) to so comply with all material, applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies; and with the terms and conditions of all applicable permits, licenses, certificates and approvals of all Governmental Agencies now or hereafter granted or obtained with respect to the Vessels or other properties owned or operated by the Borrower unless such compliance would violate the laws or regulations of the jurisdictions in which the Vessels are operating.

           (i) The Borrower will use its best efforts and safety practices to prevent the unauthorized release, discharge, disposal, escape or spill of Hazardous Substances on or about the Vessels or other properties owned or operated by the Borrower.

           (ii) The Borrower shall notify the Lender, in writing, within five (5) Business Days of any of the following events occurring after the date of this Agreement:

                 (A) Any written notification made by the Borrower to any federal, state or local environmental agency required under any federal, state or local environmental statute, regulation or ordinance relating to a spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on, the Vessels or other properties and operations owned or operated by the Borrower;

                 (B) Knowledge by a Responsible Officer of the Borrower of receipt of service by the Borrower of any complaint, compliance order, compliance schedule, notice letter, notice of violation, citation or other similar notice or any judicial demand by any court, federal, state or local environmental agency, alleging (i) any spill, unauthorized discharge or release of any Hazardous Substance to the environment from, or as a result of the operations on, the Vessels or other properties owned or operated by the Borrower or (ii) violations of applicable laws, regulations or permits regarding the generation, storage, handling, treatment, transportation, recycling, release or disposal of Hazardous Substances on or as a result of operations on the Vessels or other properties and operations owned or operated by the Borrower.

                 (C) It is understood by the parties hereto that the aforementioned notices are solely for the Lender's information, may not otherwise be required by any federal, state or local environmental laws, regulations or ordinances, and are to be considered confidential information by the Lender.

                 (D) The term "environmental agency" as used herein shall include, but not be limited to, the United States Environmental Protection Agency, the United States Coast Guard, the United States Minerals Management Service, the United States Department of Transportation (in its administration of the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq.) and other analogous or similar Governmental Agencies regulating or administering statutes, regulations or ordinances relating to or imposing liability or standards of conduct concerning the generation, storage, use, production, transportation, handling, treatment, recycling, release or disposal of any Hazardous Substance.

           (iii) The Borrower hereby agrees to indemnify and hold the Lender harmless from and against any and all claims, losses, liability, damages and injuries of any kind whatsoever asserted against the Lender with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from either Vessel or other properties owned or operated by the Borrower of any Hazardous Substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies, regardless of whether or not caused by or within the control of the Borrower subject to the following:

                 (A) It  is the parties' understanding that the Lender does not now, has never and does not intend in the future to exercise any operational control or maintenance over the Vessels or any other properties and operations owned or operated by the Borrower, nor has it in the past, presently, or intends in the future to, maintain an ownership interest in the Vessels or any other properties owned or operated by the Borrower except as may arise upon enforcement of the Lender's rights under the Mortgage.

                 (B) Should, however, the Lender hereafter exercise any ownership interest in or operational control over the Vessels or any other properties owned or operated by the Borrower, e.g., including but not limited to, through foreclosure, then the above stated indemnity and hold harmless shall be limited with respect to any actions or failures to act by the Lender subsequent to exercising such interest or operational control, to the extent such action or inaction by the Lender is found by a court or Governmental Agency with competent jurisdiction to have caused or made worse any condition for which liability is asserted, including but not limited to, the presence, escape, seepage, spillage, leaking, discharge or migration on or from the Vessels or other properties owned or operated by the Borrower of any Hazardous Substance.

                 (C) The indemnity and hold harmless contained in this Subsection (j) shall not extend to the Lender in its capacity as an equity investor in the Borrower or as an owner of any property or interest as to which the Borrower is also an owner but only to its capacity as a lender, a holder of security interests, or a beneficiary of security interests.

     (k) not, without the prior written consent of the Lender, (i) sell, transfer, lend, lease or otherwise dispose of the whole or, in the opinion of the Lender, any substantial part of its business, property or assets, whether by a single transaction or by a series of transactions (related or not) unless Standard & Poor's Ratings Group ("Standard & Poor's") affirms in writing that such transaction or series of transactions will not result in a downgrade of the Guarantor's implied senior debt rating, or result in such debt being placed on credit watch for negative implications, (ii) change the management or stock ownership of the Borrower, or (iii) permit the Vessels to be bareboat chartered for a period longer than twelve months (including any committed extensions or renewals) to an entity not an affiliate of the Guarantor;

     (l) other than pursuant to or permitted by those Loan Documents to which it is a party it will not create, assume or permit to exist any encumbrance upon any of its property or assets (whether now owned or hereafter acquired);

     (m) not, without the prior written consent of the Lender: (i) conduct or manage any business or activity other than as presently conducted or managed or as is contemplated by this Agreement and the Loan Documents;
(ii) incur or agree to incur or issue any indebtedness nor make any commitments other than (A) in the ordinary course of day-to-day trading; and (B) to the Guarantor or its affiliates, the payment of which are expressly subordinated to the Loan pursuant to documentation which is in form and substance satisfactory to the Lender; and (iii) liquidate or dissolve or consolidate or amalgamate with, or merge into, any other entity unless Standard & Poor's affirms in writing that such transaction will not result in a downgrade of the Guarantor's implied senior debt rating or result in such debt being placed on credit watch for negative implications;

     (n) not, without the prior written consent of the Lender repay any stockholders' loan nor make any loans or advances to any other person;

     (o) not, without the prior written consent of the Lender, acquire by purchase or otherwise or make any investment in any firm, corporation or person not a wholly owned subsidiary of the Borrower whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise;

     (p) at all times conduct its business in a manner so as to qualify and to maintain its qualification to register the Vessels in the registry and under the flag of the United States of America;

     (q) immediately upon receipt from the United States Coast Guard or other governmental official having jurisdiction over the Vessels of notice in respect of the invalidity or possible invalidity of the registration of the Vessels or the disqualification or possible disqualification to maintain the registration of the Vessels, (i) give written notice to the Lender of the receipt of such notice and (ii) take all action as may be required by the Lender to effect the proper registration of the Vessels;

     (r) if in the sole reasonable opinion of the Lender, the Lender's security may otherwise be imperilled and at the Lender's written request, effect a change of registration of the Vessels;

     (s) forthwith upon demand by the Lender and at the Borrower's sole cost and expense, execute and provide all such assurances and do all acts and things as the Lender or any receiver in its absolute discretion may require for: (i) perfecting or protecting the security created (or intended to be created) by any of the Loan Documents, including, without limitation, granting in favor of the Lender a security interest covering the security created (or intended to be created) by any of the Loan Documents with respect to any obligations of the Borrower hereafter owing to the Lender; or (ii) preserving or protecting any of the rights of the Lender under any of the Loan Documents; or (iii) facilitating the appropriation or realization of any of the collateral assigned or granted to the Lender under any of the Loan Documents and enforcing the security constituted by any of the Loan Documents on or at any time after the same shall have become enforceable; or (iv) the exercise of any power, authority or discretion vested in the Lender under any of the Loan Documents;

     (t) deliver to the Lender such financial or other information relating to it, any of the transactions contemplated by this Agreement or any of the Loan Documents, as may be requested by the Lender;

     (u) upon the request of the Lender, give the Lender or any representative of the Lender at any reasonable time, access to the Vessels and permit the Lender or such representative to inspect the Vessels and any part thereof, as the Lender or such representative may reasonably request, all at the sole cost and expense of the Borrower; provided, however, that any inspection of the Vessels shall be subject to any consents required by operators under applicable drilling contracts or by applicable Government Agencies; which consents the Borrower shall use its best efforts to obtain;

     (v) obtain an agreement in form and substance reasonably satisfactory to the Lender from any person retained by or for the benefit of the Borrower relating to the management of the Vessels that any indebtedness incurred by such person for the benefit of the Vessels and any fees and expenses paid to such manager shall be subject and subordinate to the lien of the Mortgage, excluding masters or other persons-in-charge, crew, stevedores and salvage vessels.

     Section 3.03 Covenants of the Guarantor. After the date of execution of this Agreement and until payment in full of the Note and performance by the Borrower, its obligations under this Agreement and the Loan Documents, the Guarantor agrees that it will:

     (a) deliver, or shall cause to be delivered, to the Lender at least two copies and as many additional copies as the Lender may reasonably require from time to time of, (i) its audited annual consolidated financial statements (including the balance sheet and income statement of the
Borrower), in a form consistent with generally accepted United States accounting principles and practices consistently applied, as soon as is practicable after the same have been issued but in any case within one hundred twenty (120) days of the end of its fiscal year audited by Arthur Andersen, L.L.P. or other auditors as may be acceptable to the Lender that the consolidated financial statements present fairly, in all material respects, the financial position of the Guarantor as of the date thereof, and an unaudited worksheet reflecting the balance sheet and income statements of Arcade Drilling AS and the consolidated balance sheet and income statements of the Guarantor (excluding Arcade Drilling AS), (ii) its quarterly consolidated financial statements (including the balance sheet and income statement of the Borrower) in a form consistent with generally accepted United States accounting principles and practices consistently applied, as soon as is practicable after the end of each financial quarter but in any case within ninety (90) days of the end of its financial quarter certified by one of its Responsible Officers that the consolidated financial statements present fairly, in all material respects, the financial position of the Guarantor as of the date thereof and an unaudited worksheet reflecting the quarterly balance sheet and income statements of Arcade Drilling AS and the quarterly consolidated balance sheet and income statements of the Guarantor (excluding Arcade Drilling AS), (iii) such financial or other information relating to it, any of the transactions contemplated by this Agreement or any of the other Loan Documents, as may reasonably be requested by the Lender or generally made available to its other creditors, its shareholders and to any governmental authorities;

     (b) not, on a consolidated basis, allow its ratio of Long Term Debt to Total Assets to exceed .28 to 1 at the end of any calendar quarter;

     (c) maintain a consolidated Cash Flow Coverage Ratio of at least 2.0 to 1.0 at the end of each fiscal year;

     (d) maintain and cause the Borrower to maintain all permits and certificates which are material and necessary under all applicable environmental, safety and public health laws and regulations applicable to itself or the Borrower and the Vessels, and all other laws and regulations affecting or relating to the Vessels;

     (e) deliver to the Lender, contemporaneously with the delivery to the Lender of the annual and quarterly financial statements specified in clause
(a) above, its certificate (in form and substance satisfactory to the Lender), signed by one of its Responsible Officers, (i) stating that such officer has reviewed the relevant terms of this Agreement, the other Loan Documents and all other agreements of the Borrower and the Guarantor which evidence indebtedness for borrowed money, lease or other financial obligations on the part of either entity in excess of USD 500,000 (the "Financial Obligation Agreements") and has made or caused to be made under his supervision, a review of the transactions and condition of the Borrower and the Guarantor during the relevant fiscal quarter or year, as the case may be, and that such review has not disclosed the existence during such period, nor does such Responsible Officer have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes an event of default under any of the Loan Documents or Financial Obligation Agreements, or which, after notice or lapse of time or both would constitute an event of default under any of the Loan Documents or Financial Obligation Agreements, or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Guarantor or the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in form and detail satisfactory to the Lender the calculations respecting compliance with the financial covenants of this Agreement and (iii) for purposes of the annual certificate only, attaching and certifying as true and correct copies, the insurance certificates and brokers opinions required to be provided to the Lender pursuant to Section 1.18 and Section 1.20 of the Mortgage;

     (f) deliver, or shall cause to be delivered, to the Lender at least two copies and as many additional copies as the Lender may reasonably require from time to time, within thirty (30) days of each quarterly financial statement referred to in Section 3.03(a) above, a report (in form and substance reasonably satisfactory to the Lender) on each drilling rig directly or indirectly owned, controlled or managed by the Borrower stating the then current employment; operator contracted with; the then current day rate; contract expiration date; average utilization during the past quarter and the average net day rate earned by such rig for the past quarter for the days it was under contract; all such information to be kept confidential by the Lender and not disclosed to any third parties, other than the Lender's outside auditors or as required by applicable law, without the prior written consent of the Guarantor;

     (g) not, without the prior written consent of the Lender, (i) sell, transfer, lend, lease or otherwise dispose of the whole or, in the opinion of the Lender, any substantial part of its business, property or assets, whether by a single transaction or by a series of transactions, (related or not), or (ii) change the management of the Guarantor, unless Standard & Poor's affirms in writing that such sale, transfer, etc. or such change in management will not result in a downgrade of the Guarantor's implied senior debt rating or result in such debt being placed on credit watch for negative implications; and

     (h) not, without the prior written consent of the Lender: (i) conduct or manage any business or activity other than as presently conducted or managed or as is contemplated by this Agreement and the Loan Documents; or
(ii) liquidate or dissolve or consolidate or amalgamate with, or merge into, any other entity unless Standard & Poor's affirms in writing that such transaction will not impair the Guarantor's implied senior debt rating.


                                 ARTICLE IV

                             Events of Default

     If any of the following events shall occur and be continuing, (each an "Event of Default"):

     A. the Borrower shall fail to pay any principal of or interest on the Note, which failure shall continue for five days after the date when due;

     B. any representation or warranty made by either the Borrower or the Guarantor herein or made in any certificate or financial statement furnished to the Lender hereunder or under any of the Loan Documents shall prove to have been incorrect, or shall be breached, in any material respect;

     C. default in the performance of any agreement, covenant, term or condition contained herein or in any Loan Document to be performed by the Borrower or the Guarantor, as the case may be, (other than any covered in paragraph A of this Article IV and Sections 3.02 (l), 3.03 (b) and 3.03(c) hereunder) which shall continue for 30 days after the giving of notice thereof to the Borrower, or the Guarantor, as the case may be, by the Lender;

     D. default in the performance of the covenants contained in Sections 3.02(l), 3.03(b) and 3.03(c);

     E.  a Default under the Mortgage;

     F. any payment default under any loan agreement, credit agreement, security agreement, guaranty agreement, lease agreement or other agreement now existing or hereafter entered into by the Borrower or the Guarantor or any of its subsidiaries shall have occurred and shall not have been remedied;

     G. any license, consent or approval of any governmental body or other regulatory authority required for the making and performance of this Agreement or any instrument contemplated hereby or thereby shall have been revoked, withdrawn, materially modified or withheld or shall otherwise fail to remain in full force and effect;

     H.  Any of the following events shall occur:

           (i) Either the Borrower or the Guarantor commences a voluntary case under Title 11 of the United States Code as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or

           (ii) an involuntary case is commenced against the Borrower or the Guarantor under the Bankruptcy Code and relief is ordered against the Borrower or the Guarantor or the petition is controverted but is not dismissed or stayed within ninety (90) days after the commencement of the case; or

           (iii) a custodian (as defined in the Bankruptcy Code) or a similar official is appointed for, or takes charge of, all or substantially all of the property of the Borrower or the Guarantor and such appointment is not terminated within ninety (90) days; or

           (iv) either the Borrower or the Guarantor commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction relating to the Borrower or the Guarantor (whether now or hereafter in effect), or there is commenced against the Borrower or the Guarantor any such proceeding which remains undismissed or unstayed for a period of ninety (90) days or the Borrower or the Guarantor is adjudicated insolvent or bankrupt; or the Borrower or the Guarantor fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or

           (v) either the Borrower or the Guarantor by any act or failure to act indicates its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of ninety (90) days; or

           (vi) either the Borrower or the Guarantor makes a general assignment for the benefit of creditors; or

           (vii) any corporate action is taken by either the Borrower or the Guarantor for the purpose of effecting any of the foregoing.

     I. an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or the Guarantor by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or the Guarantor seizure or attachment of all or a substantial part of the Borrower's or the Guarantor's or respective assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days; or


     J. judgments or orders for the payment of monies in excess of USD 1,000,000 in aggregate shall be rendered against the Borrower, or in excess of USD 5,000,000 against the Guarantor and such judgments or orders shall continue unsatisfied, unstayed or unbonded for a period of 30 days;

then the Lender may by written notice to the Borrower (1) immediately terminate the commitment of the Lender hereunder or (2) declare the principal of, and interest accrued to the date of such declaration on, the Note together with all other amounts due hereunder or under any of the Loan Documents, to be forthwith due and payable, whereupon the same shall become forthwith due and payable (provided, however, no notice or declaration shall be required and such amounts shall be immediately due and payable upon the occurrence of an event described in Article IV(H) or (I) hereof) and (3) exercise any remedies to which it may be entitled by any Loan Document or by applicable law.

                                 ARTICLE V

                               Miscellaneous

     Section 5.01 Notices. All notices, requests and demands shall be in writing (including telecopier transmission) given to or made upon the respective parties hereto as follows:

     In the case of the Borrower or the Guarantor, at

          901 Threadneedle, Suite 200
          Houston, Texas 77079

          Attention:  Chief Financial Officer
          Telecopier:  (713) 496-0285

     In the case of Lender, at

          The CIT Group/Equipment Financing, Inc.
          1211 Avenue of the Americas
          New York, New York  10036

          Attention:  (a)  Senior Vice President - Credit
                           Telecopier: (212) 536-1385

                      (b)  Legal Department
                           Telecopier: (212) 536-1388

     with a copy to:

          The CIT Group/Equipment Financing, Inc.
          300 Grand Avenue, 3rd Floor
          Los Angeles, CA  90071

          Attention:  (a)  Vice President - Credit
                           Telecopier (213) 628-7083

                      (b)  Legal Department
                           Telecopier (213) 628-7083

or in such other manner as any party hereto shall designate by written notice to the other parties hereto. All such notices shall be effective upon delivery or 3 days after being deposited in the United States mail with postage prepaid certified, return receipt requested in a correctly addressed wrapper, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax during normal business hours, except that all notices, requests and demands to the Lender shall not be effective until received by the Lender. All notices, demands, requests, communications and other documents delivered hereunder or under the Loan Documents, unless submitted in the English language, shall be accompanied by certified English translation thereof.

     Section 5.02 No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     Section 5.03 Applicable Law and Jurisdiction. (a) This Agreement and the Loan Documents provided for herein (including, but not limited to, the validity and enforceability hereof and thereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than conflict of laws rules thereof. Any legal action or proceeding against the Borrower or the Guarantor with respect to this Agreement or any Loan Document may be brought in the courts of the State of New York, the U.S. Federal Courts in such state, sitting in the County of New York, or in the courts of any other jurisdiction where such action or proceeding may be properly brought, and each of the Borrower or the Guarantor hereby irrevocably accepts the jurisdiction of such courts for the purpose of any action or proceeding. Each of the Borrower and the Guarantor hereby designates and irrevocably appoints and empowers The Prentice-Hall Corporation System, Inc. (the "Process Agent"), currently located at 500 Central Avenue, Albany, New York 12206-2290 in each case as its authorized agent to accept, receive and acknowledge for and on behalf of each and its property service of any and all process which may be served but only in any action, suit or proceeding of the nature referred to above in the State of New York and further agrees that failure of such firm to give the Borrower and the Guarantor, as the case may be, any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the Borrower and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each of the Borrower and the Guarantor further irrevocably consents to the service of process out of said courts by the mailing thereof by the Lender by U.S. registered or certified mail postage prepaid to the party to be served at its address designated in Section 5.01. Each of the Borrower and the Guarantor agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 5.03 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or the Guarantor or their respective properties in the courts of any other jurisdiction. To the extent that the Borrower or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to either itself or its respective property, each of the Borrower and the Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement and the other Loan Documents. Each of the Borrower and the
Guarantor hereby irrevocably waive any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document brought in the Supreme Court of the State of New York, County of New York or the U.S. District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) THE LENDER AND THE BORROWER AND THE GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


     (c) If for the purposes of obtaining a judgment in any court it becomes necessary to convert the sum due hereunder or under any of the other Loan Documents or under any instrument delivered hereunder or thereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender would purchase United States Dollars with such other currency on the Business Day preceding that on which the final judgment is given. The obligation of the Borrower or the Guarantor in respect of any sum due to the Lender hereunder or under any of the Loan Documents or under any instrument delivered hereunder or thereunder shall, notwithstanding any judgment in currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such other currency, the Lender may in accordance with normal banking procedures purchase United States Dollars with such other currency; if the United States Dollars so purchased are less than the sum originally due to the Lender in United States Dollars, the Borrower and the Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss and if the United States Dollars so purchased exceed the sum originally due to the Lender, in United States Dollars, the Lender agrees to remit to the Borrower or the Guarantor, as the case may be, such excess.

     Section 5.04 Severability. In the event that any provision of this Agreement is held to be void or unenforceable in any jurisdiction, all other provisions shall remain unaffected and be enforceable in accordance with their terms in such jurisdiction, and all provisions of this Agreement shall remain unaffected and shall be enforceable in accordance with their terms in all other jurisdictions.

     Section 5.05 Amendment. Neither this Agreement nor any provision hereof, including without limitation this Section 5.05, may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantor and the Lender and their respective successors and assigns, except that neither the Borrower or the Guarantor shall have the right to assign their respective rights hereunder or any interest herein without the prior written consent of the Lender.

     Section 5.06 Assignment and Participation. The Lender shall have the right to assign or grant participations in all or any portion of the Loan outstanding under this Agreement or the Note to any affiliate of the Lender or to any foreign, federal or state banking institution, savings and loan institution or finance company upon thirty (30) days written notice to the Borrower of such assignment or participation.


     Section 5.07 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable fees, costs and expenses in connection (i) with the preparation, execution, delivery, administration, amendment and enforcement of this Agreement, the Note, any other Loan Document and any other documents to be delivered hereunder and thereunder (including, without limitation, the appraisal and inspection and survey reports required hereunder) and any amendment, modification or supplement hereto or thereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and any special counsel associated with them, and with respect thereto and the filing of any document or instrument in connection with any of the foregoing, (ii) the fees and expenses of counsel for advising the Lender as to its rights and responsibilities under this Agreement and the transactions contemplated thereby after an Event of Default or an event which, with the giving of notice or lapse of time, or both, shall have occurred, and (iii) with any filing or recording of any document or instrument. In addition, the Borrower shall pay any and all stamp and other taxes (including, without limitation penalties and interest assessed thereon) other than Excluded Taxes payable or determined to be payable in connection with the execution, delivery or performance of this Agreement and the Loan Documents and any other documents to be delivered hereunder and thereunder and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Section 5.08  Counterparts.   This Agreement may be executed in two or
more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

     Section 5.09  Section Headings.   The headings of the various Sections
and subsections of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 5.10 Merger. THIS AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE BORROWER AND THE GUARANTOR ON THE ONE HAND AND THE LENDER ON THE OTHER HAND AND SUPERSEDE ALL PRIOR AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    READING & BATES CORPORATION


                                    By: ____________________________
                                          Name:  T. W. Nagle
                                          Title: Vice President



                                    READING & BATES OFFSHORE, LIMITED


                                    By:  ____________________________
                                          Name:  T. W. Nagle
                                          Title: Vice President and
                                                  Treasurer


                                    THE CIT GROUP/EQUIPMENT
                                          FINANCING, INC.


                                    By:  ____________________________
                                          Name:  Joseph M. Pitch
                                          Title: Vice President




                                                                Exhibit A to
                                                              Loan Agreement


                            SECURED PROMISSORY NOTE

  USD 25,000,000                                                May 25, 1995

        The undersigned (the "Borrower") for value received, hereby promises to pay to the order of THE CIT GROUP/EQUIPMENT FINANCING, INC. (the "Lender") or any subsequent holder hereof the principal sum of Twenty Five Million United States Dollars (USD 25,000,000) or such lesser amount as may be loaned to the Borrower pursuant to the Loan Agreement dated as of May 25, 1995 among the Borrower, Reading & Bates Corporation, as Guarantor and the Lender (the "Loan Agreement").

                            PRINCIPAL AND INTEREST

        1.1   (a)   Interest on this Note shall be payable at the times and
  the rates as provided in Section 1.04 of the Loan Agreement.

        (b) Subject to the terms of Section 1.5 hereof, in case any payment of principal or interest is not paid when due, additional interest at the rate determined as provided in Section 1.04(c) of the Loan Agreement shall be payable on all overdue principal and, to the extent that the same may be lawful, on all overdue interest.

        1.2 Interest shall be calculated as provided in Section 1.04(b) of the Loan Agreement.

        1.3 The principal of this Note shall be payable in installments as provided in Section 1.03(c) of the Loan Agreement and in such amounts as are set forth in Schedule 1 hereto.

        1.4 All principal, interest, premium, if any, and other amounts due hereunder shall be payable in lawful money of the United States of America in immediately available funds to the Lender at Chemical Bank, 640 Madison Avenue, New York, New York 10021, ABA No. 021-000-128, for credit to The CIT Group/Equipment Financing, Inc., Account No. 134-086460 (Ref. Reading & Bates Offshore Contract No. 08371) as provided in Section
  1.05 of the Loan Agreement.

        1.5 In no event shall any interest rate provided for in this Note exceed the maximum rate permitted by the then applicable law. It is the intention of the Lender and the Borrower to strictly comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note, the Loan Agreement or in the other Loan Documents, in no event shall this Note require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of
  Section   1.04(d)  of  the  Loan  Agreement  shall  govern  and  control,
  (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to the Borrower, at the option of the Lender, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Borrower or otherwise by the Lender in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Lender to receive a greater simple interest per annum rate than is presently allowed, on the effective date of such amendment or preemption as the case may be, the lawful maximum hereunder shall be increased to the maximum simple interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

                                   SECURITY

        2.1 This Note is the secured promissory note issued under and pursuant to the Loan Agreement and is secured by, among other things, a U.S. First Preferred Fleet Mortgage dated May 25, 1995 in favor of the Lender (the "Mortgage"). Reference is hereby made to the Mortgage for a description of the property thereby mortgaged, the nature and extent of the security afforded thereby and the rights of the Borrower and the Lender with respect to such security as provided in the Mortgage. Payment of this Note may be demanded prior to the maturity of this Note under certain circumstances and conditions, in the manner, and with the effect, provided in the Mortgage or the Loan Agreement. A true and complete copy of the form of the Loan Agreement is attached to the Mortgage and made a part thereof.

        2.2   This Note evidences Advances made by the Lender under Section
  1.02 of the Loan Agreement.

                                 MISCELLANEOUS

        3.1 All parties hereto, including endorsers hereof, hereby waive presentment for payment, demand, protest and notice of protest and non-payment hereof and hereby consent that any and all securities or other property, if any, held by or for the holders hereof at any time as security for this Note may be exchanged, released or surrendered and that the time of payment of this Note may be extended, all in the sole discretion of the holders hereof and without notice and without affecting in any manner the liability of the parties hereto.

        3.2 No course of dealing between the Borrower and the Lender in exercising any rights hereunder shall operate as a waiver of any right of any holders except to the extent expressly waived in writing by such holder.

        3.3 Whenever any payment to be made hereunder shall be due on a day which is not a Business Day, such payments shall be made on the next succeeding Business Day.

        3.4 Any notice to be given pursuant to this Note shall be given in accordance with Section 5.01 of the Loan Agreement.

        3.5 THIS NOTE (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

        3.6 THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS.

        3.7 Capitalized terms used in this Note but not defined herein shall have the meanings given to them in the Loan Agreement.

        IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed the day and year first above written.

                                      READING & BATES OFFSHORE, LIMITED

                                      By:  ____________________________
                                      Name: T.W. Nagle
                                      Title: Vice President and Treasurer




                                                                Exhibit B to
                                                              Loan Agreement


                                   GUARANTY


        GUARANTY, dated as of May 25, 1995, made by READING & BATES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Guarantor") in favor of THE CIT GROUP/EQUIPMENT FINANCING, INC., a corporation organized and existing under the laws of the State of New York (the "Lender").

        WHEREAS, READING & BATES OFFSHORE, LIMITED, an Oklahoma corporation (the "Borrower"), wishes to borrow funds in an aggregate amount up to USD 25,000,000 (the "Loan") from the Lender pursuant to the terms of the Loan Agreement dated as of May 25, 1995 (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among the Borrower, the Guarantor and the Lender; and

        WHEREAS, the Borrower is a wholly owned indirect subsidiary of the Guarantor and it is to the corporate benefit of the Guarantor that the Borrower obtain the Loan; and

        WHEREAS, the Loan will be evidenced by the promissory note of the Borrower in favor of the Lender (as the same may be amended, supplemented as otherwise modified from time to time, the "Note"); and

        WHEREAS, in order to induce the Lender to make the Loan, the Guarantor is prepared to guarantee the performance by the Borrower of its obligations under the Loan Agreement and the Note; and

        WHEREAS, the Lender is prepared to make the Loan in consideration, among other things, of such guaranty by the Guarantor;

        NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees as follows:

        SECTION 1. Guaranty. As independent and additional security for the Loan, the Guarantor hereby unconditionally and irrevocably guarantees the payment by the Borrower of all amounts due and to become due from the Borrower under the Loan Agreement and the Note (the "Obligations") and agrees to pay any and all expenses incurred by the Lender in enforcing any of its respective rights under this Guaranty.

        SECTION 2. Guaranty Absolute. (a) The Guarantor hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement and the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

              (i) any lack of validity or enforceability of the Loan Agreement, the Note or any other agreement or instrument entered into between the Borrower, the Lender or the Guarantor;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement or the Note;

           (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or the Guarantor in respect of this Guaranty.

        (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

        SECTION 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Lender or any other person exhaust any right or take any action against the Borrower or any other person or entity or any collateral. This is a guaranty of payment and not of collection only.

        SECTION 4. Subrogation. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be forthwith paid to the Lender to be credited and applied against the Obligations. If (i) the Guarantor shall make payment to the Lender, of all or any part of the Obligations and (ii) all the Obligations shall be paid in full, the Lender will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, transferring to the Guarantor any and all rights the Lender, may have against the Borrower or necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Obligations resulting from such payment by the Guarantor.

        SECTION 5. Payments Free and Clear of Taxes, Etc. (a) All sums payable by the Guarantor under this Guaranty, whether of principal, interest, fees or otherwise, shall be paid in full without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Agency or taxing authority thereof, other than any tax or fee on or measured by the net income of the Lender; collectively the "Taxes") shall not be less than the amounts otherwise specified to be paid under this Guaranty.

        (b) A certificate as to any additional amounts payable to the Lender under this Section 5 submitted to the Guarantor by the Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be deemed prima facie correct.

        (c) With respect to each deduction or withholding for or on account of any Taxes, the Guarantor shall promptly furnish to the Lender such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lender) to establish any income tax credit to which any of the Lender may be entitled.

        SECTION 6. APPLICABLE LAW AND JURISDICTION. (a) THIS GUARANTY (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS RULES THEREOF. ANY LEGAL ACTION OR PROCEEDING AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, THE U.S. FEDERAL COURTS IN SUCH STATE, SITTING IN THE COUNTY OF NEW YORK, OR IN THE COURTS OF ANY OTHER JURISDICTION WHERE SUCH ACTION OR PROCEEDING MAY BE PROPERLY BROUGHT, AND THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY ACTION OR PROCEEDING. THE GUARANTOR HEREBY DESIGNATES AND IRREVOCABLY APPOINTS AND EMPOWERS THE PRENTICE-HALL CORPORATION SYSTEM, INC. (THE "PROCESS AGENT"), CURRENTLY LOCATED AT 500 CENTRAL AVENUE, ALBANY, NEW YORK 12206-2290 AS ITS AUTHORIZED AGENT TO ACCEPT, RECEIVE AND ACKNOWLEDGE FOR AND ON BEHALF OF ITS PROPERTY, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED BUT ONLY IN ANY ACTION, SUIT OR PROCEEDING OF THE NATURE REFERRED TO ABOVE IN THE STATE OF NEW YORK AND FURTHER AGREES THAT FAILURE OF SUCH FIRM TO GIVE THE GUARANTOR ANY NOTICE OF ANY SUCH SERVICE SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. THE GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SAID COURTS BY THE MAILING THEREOF BY THE LENDER BY U.S. REGISTERED OR CERTIFIED MAIL POSTAGE PREPAID TO THE GUARANTOR AT ITS ADDRESS DESIGNATED IN SECTION 10 HEREOF. THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 6 SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO EITHER ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR THE U.S. FEDERAL COURTS IN SUCH STATE, SITTING IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        (b) THE LENDER AND THE GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 7.   Representations and Warranties.   The Guarantor hereby
  represents and warrants as follows:

        (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, duly qualified to do business wherever its business or ownership of property requires it to be so qualified.

        (b) The execution, delivery and performance by the Guarantor of this Guaranty and any other documents contemplated herein and the completion of all other transactions herein contemplated are within the Guarantor's corporate authority, are in furtherance of its corporate purposes, have been duly authorized by all necessary corporate action and will not contravene any applicable law or regulation nor violate the Guarantor's Articles of Incorporation or By-Laws nor any agreement binding on the Guarantor nor any applicable law or regulation or order or decree of any governmental authority or agency of the State of Texas, the United States of America or the State of New York.

        (c) This Guaranty is supported by adequate and sufficient consideration, has been validly signed on behalf of the Guarantor and represents the valid and binding obligation of the Guarantor, enforceable in accordance with its terms and will not result in the Guarantor's liabilities (including the maximum amount of liabilities that may be reasonably expected to result from all contingent liabilities and giving effect to rights of contribution and subrogation) exceeding the fair market value of its assets. The enforceability of this Guaranty, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to general equity principles.

        (d) The legality, validity, enforceability or admissibility of this Guaranty are not subject to or conditional upon this Guaranty being filed, recorded or enrolled with any governmental authority or agency or stamped with any stamp, duty or similar transaction tax of the State of Texas, the United States of America or the State of New York.

        (e) There are no pending, or to the best of the Guarantor's knowledge, any threatened actions or proceedings affecting the Guarantor or any of the Guarantor's subsidiaries before any court, governmental agency or arbitrator in any country, which may materially adversely affect the financial condition or operations of the Guarantor.

        (f) The covenants, recitals, representations and warranties of the Guarantor set forth in Section 3.03 of the Loan Agreement are true and correct on the date hereof as if made on the date hereof.

        SECTION 8. The Loan Agreement and the Note. The Guarantor hereby acknowledges receipt of the Loan Agreement and the Note in execution form and hereby consents and agrees to the Loan Agreement and the Note and to all the terms and provisions thereof.

        SECTION 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 10. Notices. (a) All notices, requests, consents, demands and other communications provided for or permitted hereunder shall be made as required in Section 5.01 of the Loan Agreement, except that notices to the Lender shall not be effective until received.

        (b) Any of the parties hereto may change its respective address by notice in writing given to the other parties to this Agreement.

        SECTION 11. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 12. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Obligations and payment in full of all other amounts due under this Guaranty, (ii) be binding upon the Guarantor, its successors or assigns, as the case may be, and (iii) inure to the benefit of and be enforceable by the Lender and its respective successors, transferees and assigns, provided, however, that the Guarantor may not transfer this Guaranty or any part of it without the prior written consent of the Lender.

        SECTION 13. Capitalized Terms. All capitalized terms used in this Guaranty which are not defined herein shall have the meanings given to them in the Loan Agreement.

        IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty, as of the date first above written.


                                      READING & BATES CORPORATION


                                      By:     __________________________
                                      Name:   T. W. Nagle
                                      Title:  Vice President



  ACCEPTED:

  THE CIT GROUP/EQUIPMENT FINANCING, INC.


  By:      _______________________________
  Name:   Joseph M. Pitch
  Title:  Vice President



                                                   Exhibit C to
                                                 Loan Agreement


                        NOTICE OF DRAWING

                                            _______________, 199_

   By Facsimile
   (213) 628-7083

   The CIT Group/Equipment Financing, Inc.
   300 South Grand Ave., 3rd Fl.
   Los Angeles, CA  90071
   Attention:  Vice President - Credit
               Vice President - Legal

   Ladies and Gentlemen:

        The  undersigned,  Reading  & Bates Offshore,  Limited, refers to the
   Loan Agreement dated as of May   , 1995 (the  "Loan  Agreement") among the
   undersigned as Borrower, Reading & Bates Corporation as Guarantor and the Lender and hereby gives you irrevocable notice pursuant to Section 1.02(c) of the Loan Agreement that the undersigned hereby requests an Advance under the Loan Agreement, and in that connection sets forth below the information relating to such Advance (the "Proposed Advance"):

        (i)       The date of the  Proposed Advance is ________ ___, 1995.

        (ii)      The amount of the Proposed Advance is USD _____________.

        (iii) The bank account to which the Proposed Advance is to be remitted is as follows:

        (iv) The proceeds of the Proposed Advance will be used by the undersigned for working capital and for other corporate purposes.

        The undersigned hereby certifies that the following are true on the date hereof, and will be true on the date of the Proposed Advance:

        (A)  the  representations  and warranties  contained in
             Section 3.01 of the Loan Agreement will be correct, before and after giving effect to the Proposed Advance and to the application of the proceeds therefrom, as though made on and as of such date;

        (B) no Default or Event of Default will have occurred and be continuing, or will result from such Proposed Advance or from the application of the proceeds therefrom; and

        (C) no material adverse change has occurred since [date of most recent quarterly statement], in the business, operations, properties, prospects or condition (financial or otherwise) of the Borrower or the Guarantor.

        If the Proposed Advance fails to take place or is delayed for any reason (other than attributable to the Lender), the undersigned hereby agrees to indemnify the Lender against any loss incurred as a result of giving of this Notice of Drawing.

        All capitalized terms used in the letter and not defined herein shall have the meanings given to them in the Loan Agreement.

                            Very truly yours,

                            READING & BATES OFFSHORE, LIMITED



                            By:  ____________________________
                                 Name:  T. W. Nagle
                                 Title: Vice President and
                                 Treasurer